UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 7, 2006

Apollo Investment Corporation

(Exact name of registrant as specified in its charter)

Maryland	333-112591	52-2439556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, 41st Floor, New York, NY 10019

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 212-515-3200

Item 9.01  Financial Statements & Exhibits

The following press release was issued by Apollo Investment Corporation on February 7, 2006:

Apollo Investment Corporation

Announces December 31, 2005 Quarterly Financial Results

NEW YORK—February 7, 2006—Apollo Investment Corporation (NASDAQ: AINV) today announced financial results for its fiscal third quarter ended December 31, 2005.

HIGHLIGHTS:

		December 31, 2005
Investment portfolio, at fair value		$1.35 billion
Total net assets:		$915.5 million
Net asset value per share:		$14.41
Dividend yield:		9.8%
Number of portfolio companies at end of period:		42

	Quarter Ended 12/31/2005	Nine Months Ended 12/31/2005
Operating Results (in thousands, except per share amounts):
Net investment income:	$20,554	$66,491
Net investment income per share:	$0.33	$1.06

Net realized gain on investments and cash equivalents:	$2,023	$5,531
Net realized gain on foreign currency transactions:	$2,638	$5,361
Net change in unrealized appreciation (depreciation):	$8,331	$733

Net increase in net assets from operations:	$33,546	$78,116
Earnings per share:	$0.53	$1.25

Dividends to shareholders per share:	$0.44	$1.18

Portfolio Activity:
Cost of investments during period:	$257 million	$841 million
Sales, prepayments and other exits during period:	$103 million	$361 million

Number of new portfolio companies invested:	5	20
Number of portfolio company exits:	2	13

Portfolio and Investment Activity

After two active investment quarters, we entered our third fiscal quarter well positioned with a high quality portfolio and significant debt capital available for investment. Due to our robust deal sourcing network and our consistent and credible capital, we are pleased to report that we found significant opportunities to invest in larger middle market companies with strong management teams generating high free cash flow. Accordingly, and during the quarter ended December 31, 2005, we invested $257 million across five new and two existing portfolio companies. All investments were in our targeted asset classes with $161 million invested in subordinated debt, $87 million invested in second lien bank debt and $9 million invested in private equity. For the fiscal year-to-date period April 1, 2005 through December 31, 2005, we invested $841 million across 20 new and 9 existing portfolio companies.

Also during the quarter we were able to further rationalize our portfolio by selectively exiting $27 million of our positions in lower-yielding senior bank debt and corporate notes. We also saw well-performing portfolio companies pre-pay $76 million of their debt. For the quarter and nine months ended December 31, 2005, we had proceeds from exits and prepayments totaling $103 million and $361 million, respectively. Of the $361 million of total fiscal year exits and prepayments, $217 million were planned exits of senior loans and lower yielding corporate notes. The remaining $145 million were pre-payments by eight successful companies.

We continued utilizing our $900 million credit facility this quarter and had $413 million drawn and outstanding at December 31 with $487 million available. Our net portfolio reached $1.35 billion and was invested 59.9% in subordinated debt, 6.3% in private equity and 33.8% in senior secured loans. A year earlier at December 31, 2004, our net portfolio of $887 million was invested 46.9% in subordinated debt, 32.6% senior secured loans, 2.3% in private equity and 18.2% in cash equivalents.

At December 31, 2005, the weighted average yield on our debt portfolio was up to 12.6% versus 12.2% at September 30, 2005 and 10.9% at December 31, 2004. The weighted average yield on our subordinated debt was 13.4% at December 31, 2005 versus 13.4% at September 30, 2005 and 13.8% at December 31, 2004. Our total bank debt/senior secured loan portfolio yielded 11.3% at December 31, 2005 versus 10.4% at September 30, 2005 and 7.6% at December 31, 2004. Yields are computed using interest rates as of the balance sheet date and include amortization of loan origination and commitment fees, original issue discount and market premium or discount, weighted by their respective costs when averaged.

“Our reputable client service franchise continues to attract new clients and repeat business”, said Chairman and CEO, Michael S. Gross. “These relationships are strategic and are with well-respected firms. During the quarter, we selectively and opportunistically added liquidity by successfully expanding our credit facility to $900 million in total commitments. This increase will give us the flexibility of added capital as we progress into 2006. We also continue to be pleased with the performance and quality of our overall investment portfolio. Through December 31, all debt investments continue to perform. Furthermore, and with greater than 45% of all our debt investments in senior bank debt, we have generated an IRR in excess of 15% on our debt portfolio since the IPO. When combined with the performance of our equity investments which represented less than 5% of our $1.7 billion of invested capital, our portfolio’s IRR exceeded 20%. These strong returns to date have allowed us to distribute a steady and growing dividend stream and give us confidence in our future dividend stream to shareholders.”

Conference Call at 10:00 a.m. ET on February 8, 2006

The company will also host a conference call at 10:00 a.m. (Eastern Time) on Wednesday, February 8, 2006 to discuss its third fiscal quarter financial results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 802-8577 approximately 5-10 minutes prior to the call. International callers should dial (973) 935-2981. All callers should reference “Apollo Investment Corporation”. An archived replay of the call will be available through February 22, 2006 by calling (877) 519-4471. International callers please dial (973) 341-3080. For all replays, please reference pin # 6977969.

Results of Operations

Results comparisons are for the three and nine months ended December 2005 and 2004.

Investment Income

Gross investment income totaled $37.6 million and $110.4 million, respectively, for the three and nine months ended December 31, 2005 compared to $14.8 million and $26.5 million, respectively, for the three and nine months ended December 31, 2004. The increases in gross investment income were primarily due to the growth of our investment portfolio compared to the December 2004 comparative periods.

Expenses

Expenses totaled $17.0 million and $43.9 million, respectively, for the three and nine months ended December 31, 2005 of which $5.1 million and $16.6 million, respectively, were performance-based incentive fees and $4.2 million and $7.0 million, respectively, were interest and other credit facility expenses. Expenses net of performance-based incentive fees and interest and other credit facility expenses for the three and nine months ended December 31, 2005 were $7.7 million and $20.3 million, respectively, versus the $5.7 million and $16.6 million, respectively, for the three and nine months ended December 31, 2004. Expenses consist of base investment advisory and management fees, insurance expenses, administrative services fees, professional fees, directors’ fees, audit and tax services expenses, and other general and administrative expenses. The increase in expenses was primarily due to the increase in base management fees related to the growth of our investment portfolio as compared to the December 2004 comparative periods.

Net Investment Income

The Company’s net investment income totaled $20.6 million and $66.5 million or $0.33 per share and $1.06 per share, respectively, for the three and nine months ended December 31, 2005 versus $9.1 million and $9.9 million or $0.15 per share and $0.16 per share, respectively, for the three and nine months ended December 31, 2004.

Net Realized Gains/Losses

The Company had exits and prepayments totaling $102.6 million and $361.3 million, respectively, for the three and nine months ended December 31, 2005 versus $25.3 million and $25.8 million, respectively, for the three and nine months ended December 31, 2004. Net realized gains on investments totaled $2.1 million and $5.6 million, respectively, for the three and nine months ended December 31, 2005, versus $0.0 million for the three and nine months ended December 31, 2004. The Company also had net realized gains on its foreign currency transactions of $2.6 million and $5.4 million, respectively, during the three and nine months ended December 31, 2005 versus $0.0 million for both the three and nine month periods ended December 31, 2004. Total net realized gains for the three and nine months ended December 31, 2005 were $4.7 million and $10.9 million, respectively, versus a loss of $0.1 million for both the three and nine months ended December 31, 2004.

Net Unrealized Appreciation on Investments and Foreign Currency Contracts and Translations

For the three and nine months ended December 31, 2005, the Company’s investments, foreign currencies and other assets and liabilities had a net increase in appreciation of $8.3 million and $0.7 million, respectively. This compared to an increase in net appreciation of $16.2 million and $22.0 million, respectively, on the portfolio for the three and nine months ended December 31, 2004. At December 31, 2005, net unrealized appreciation totaled $18.9 million of which $2.0 million was attributable to net unrealized appreciation on our bank debt/senior secured debt and $16.9 million was attributable to net unrealized appreciation on our subordinated debt and private equity (after considering the effects of foreign currency hedging for our non-U.S. investments).

Net Increase in Net Assets From Operations

For the three and nine months ended December 31, 2005, the Company had a net increase in net assets resulting from operations of $33.5 million and $78.1 million, respectively, versus $25.2 million and $31.8 million, respectively, for the three and nine months ended December 31, 2004. The net change in net assets from operations per share was $0.53 and $1.25, respectively, for the three and nine months ended December 31, 2005 versus $0.41 and $0.51 per share for the three and nine months ended December 31, 2004.

Financial Condition, Liquidity and Capital Resources

The Company’s liquidity and capital resources are generated primarily through its senior secured, multi-currency, $900 million, five-year credit facility as well as from cash flows from operations, including exits and prepayments of senior and subordinated loans and income earned from investments and cash equivalents (which normally comprise of U.S. government securities and other high-quality debt investments that mature in one year or less). At December 31, 2005, the Company has $413 million in borrowings outstanding and $487 million available for its use. In the future, the Company may raise additional equity capital through the filing of its shelf registration or may securitize a portion of its investments. It may also further access $300 million of additional credit commitments available under the terms of its credit facility as the Company’s equity capital base grows. The primary use of funds will be investments in portfolio companies and cash distributions to holders of common stock.

Dividends

Dividends paid to stockholders for the quarter totaled $27.8 million or $0.44 per share versus $11.2 million or $0.18 per share for the quarter ended December 31, 2004. For the period April 1, 2005 through December 31, 2005, dividends paid to stockholders totaled $74.1 million or $1.18 per share. Tax characteristics of all dividends will be reported to shareholders on Form 1099 after the end of the calendar year.

APOLLO INVESTMENT CORPORATION

STATEMENT OF ASSETS AND LIABILITIES

(in thousands, except per share amounts)

	December 31, 2005 (unaudited)	March 31, 2005#
Assets
Investments, at fair value (cost—$1,336,073 and $821,232, respectively) (1)	$1,350,229	$838,482
Cash equivalents, at fair value (cost—$449,298 and $873,061, respectively)	449,298	873,056
Cash	4,897	5,208
Foreign currency, at value*	240	—
Interest receivable, at value*	21,670	14,805
Dividends receivable	58	—
Unrealized appreciation on forward foreign currency contract	—	978
Receivable from investments	387	—
Prepaid expenses and other assets	3,920	855

Total assets	$1,830,699	$1,733,384

Liabilities
Payable for investments and cash equivalents purchased	$487,110	$834,891
Credit facility payable, at value*	413,237	—
Unrealized depreciation on forward foreign currency contract	117	—
Management and performance-based incentive fees payable	11,559	4,492
Interest payable	1,791	—
Directors’ fees payable	—	125
Accrued administrative expenses	316	42
Other accrued expenses	1,105	948

Total liabilities	$915,235	$840,498

Net Assets
Common stock, par value $.001 per share, 400,000 and 100,000 common shares authorized, respectively, and 63,548 and 62,555 issued and outstanding, respectively	$64	$63
Paid-in capital in excess of par	897,438	878,838
Accumulated under (over) distributed net investment income	(11,715)	(4,067)
Accumulated net realized gains (losses)	10,747	(145)
Net unrealized appreciation	18,930	18,197

Total Net Assets	$915,464	$892,886

Total liabilities and net assets	$1,830,699	$1,733,384

Net Asset Value Per Share	$14.41	$14.27

(1) None of our portfolio companies are controlled by or affiliated to Apollo Investment Corporation as defined by the Investment Company Act of 1940.

* Foreign currency at value includes net unrealized depreciation at December 31, 2005 and March 31, 2005 totaling $1 and $0 (in 000’s), respectively. Interest receivable at value includes net unrealized depreciation at December 31, 2005 and March 31, 2005 totaling $34 and $26 (in 000’s), respectively. Credit facility payable at value includes net unrealized appreciation at December 31, 2005 and March 31, 2005 totaling $4,972 and $0 (in 000’s), respectively.

# Certain amounts have been reclassified to conform to the current period’s presentation.

APOLLO INVESTMENT CORPORATION

STATEMENT OF OPERATIONS (unaudited)

(in thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Nine Months Ended December 31,
	2005	2004#	2005	2004*#
INVESTMENT INCOME:
Interest	$37,425	$14,816	$97,753	$26,512
Dividends	58	—	3,542	—
Other Income	84	—	9,079	—

Total Investment Income	37,567	14,816	110,374	26,512

EXPENSES:
Management fees	$6,421	$4,475	$16,222	$12,886
Performance-based incentive fees	5,138	—	16,622	—
Interest and other credit facility expenses	4,205	—	6,980	—
Administrative services expense	359	112	1,074	560
Insurance expense	213	404	636	1,178
General and administrative expenses	707	717	2,379	1,994

Total expenses	17,043	5,708	43,913	16,618

Expense offset arrangement	(30)	0	(30)	0

Net expenses	17,013	5,708	43,883	16,618

Net investment income	$20,554	$9,108	$66,491	$9,894

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS AND FOREIGN CURRENCIES:
Net realized gain (loss):
Investments	$2,058	—	$5,568	$(1)
Foreign currency transactions	2,638	—	5,361	—
Cash equivalents	(35)	(120)	(37)	(120)

Net realized gains (losses)	4,661	(120)	10,892	(121)

Net change in unrealized gain (loss):
Investments	7,500	16,499	(3,093)	22,440
Cash equivalents	—	64	5	(13)
Foreign currency translations	831	(380)	3,821	(380)

Net change in unrealized gain (loss)	8,331	16,183	733	22,047

Net realized and unrealized gain (loss) on investments, cash equivalents and foreign currencies	12,992	16,063	11,625	21,926

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$33,546	$25,171	$78,116	$31,820

EARNINGS PER COMMON SHARE	$0.53	$0.41	$1.25	$0.51

* Commencement of operations on April 8, 2004

# Certain amounts have been reclassified to conform to the current period’s presentation.

About Apollo Investment Corporation

Apollo Investment Corporation is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment portfolio is principally in middle-market private companies. From time to time, the Company may also invest in public companies. The Company primarily invests in senior secured loans and mezzanine loans and equity in furtherance of its business plan. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as “anticipates,” “believes,” “expects,” “intends”, “will”, “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT: Richard L. Peteka of Apollo Investment Corporation (212) 515-3488

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Investment Corporation

/s/ Richard L. Peteka
(Signature)

By:	Richard L. Peteka
Title:	Chief Financial Officer
Date:	February 7, 2006